Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

Morningstar Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 -11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

Morningstar International Equity Fund

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Morningstar International Equity Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”). We encourage you to access and review all the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund. Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers that serve as subadvisers for the Fund. Under exemptive orders from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.

On March 12, 2025, in connection with the Board’s annual consideration of the renewal of the Trust’s advisory and subadvisory agreements, the Board, after consideration and evaluation of various factors and information, approved the continuation of the existing subadvisory agreement among T. Rowe Price Associates, Inc. (“T. Rowe”), MIM and the Trust, on behalf of the Fund, as well as the existing sub-subadvisory agreement between T. Rowe and its affiliate T. Rowe Price Singapore Private Ltd (“TRPS”) . In addition, after consideration and evaluation of various factors and information including information provided by T. Rowe regarding the need for the sub-sub-advisory agreements including in light of personnel changes, the Board also approved the terms of a new sub-subadvisory agreement between T. Rowe and its affiliate T. Rowe Price International Ltd (“TRPI”), dated April 1, 2025, (the “TRPI Sub-Subadvisory Agreement”) and a new sub-subadvisory agreement between T. Rowe and its affiliate T. Rowe Price Hong Kong Limited (“TRPHK”), dated April 1, 2025, (the “TRPHK Sub-Subadvisory Agreement,” and together with the TRPI Sub-Subadvisory Agreement, the “New Sub-Subadvisory Agreements”). TRPI and TRPHK commenced serving as sub-subadvisers to the Fund effective April 1, 2025.

TRPI is a limited company organized under the laws of the United Kingdom. TRPHK is a limited company organized under the laws of Hong Kong. TRPI and TRPHK are each registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. TRPHK and TRPS are wholly owned subsidiaries of TRPI, which, in turn, is a wholly owned subsidiary of T. Rowe.

In addition to T. Rowe (along with its affiliates, TRPS, TRPI and TRPHK), Harding Loevner LP, Harris Associates LP, and Lazard Asset Management LLC are and continue to serve as subadvisers to the Fund. A more detailed description of TRPI and TRPHK and the New Sub-Subadvisory Agreements is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about June 10, 2025 to shareholders of record of the Fund as of May 21, 2025. Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. Security holders who wish to receive separate copies of notices in the future, and security holders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should contact the Fund at the address, phone number, or e-mail listed below.

The full Information Statement will be available for printing on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2025. A paper or email copy of the full Information Statement or the annual report to shareholders may be obtained, without charge, by contacting Morningstar Funds Trust at 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. If you would like to receive a paper or email copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

June 10, 2025

Dear Shareholders of the Morningstar International Equity Fund:

We are pleased to notify you of a recent change involving the investment management of the Morningstar International Equity Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”).

On March 12, 2025, in connection with the annual consideration of the renewal of the Trust’s advisory and subadvisory agreements by the Board of Trustees of the Trust (the “Board”), the Board, after consideration and evaluation of various factors and information, approved the continuation of the existing subadvisory agreement among T. Rowe Price Associates, Inc. (“T. Rowe”), Morningstar Investment Management LLC (“MIM”) and the Trust, on behalf of the Fund, as well as the existing sub-subadvisory agreement between T. Rowe and its affiliate T. Rowe Price Singapore Private Ltd (“TRPS”). In addition, after consideration and evaluation of various factors and information including information provided by T. Rowe regarding the need for the sub-sub-advisory agreements including in light of personnel changes, the Board also approved the terms of a new sub-subadvisory agreement between T. Rowe and its affiliate T. Rowe Price International Ltd (“TRPI”), dated April 1, 2025, (the “TRPI Sub-Subadvisory Agreement”) and a new sub-subadvisory agreement between T. Rowe and its affiliate T. Rowe Price Hong Kong Limited (“TRPHK”), dated April 1, 2025, (the “TRPHK Sub-Subadvisory Agreement,” and together with the TRPI Sub-Subadvisory Agreement, the “New Sub-Subadvisory Agreements”). TRPI and TRPHK commenced serving as sub-subadvisers to the Fund effective April 1, 2025.

TRPI is a limited company organized under the laws of the United Kingdom. TRPHK is a limited company organized under the laws of Hong Kong. TRPI and TRPHK are each registered with the U.S. Securities and Exchange Commission (the “SEC”)as an investment adviser under the Investment Advisers Act of 1940, as amended. TRPHK and TRPS are wholly owned subsidiaries of TRPI, which, in turn, is a wholly owned subsidiary of T. Rowe.

As you know, MIM, as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under exemptive orders (collectively, the “Exemptive Order”) from the SEC, MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders, provided that the Board approves the arrangement.

The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the addition of TRPI and TRPHK each as a sub-subadviser for the Fund. The Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2025.

A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com.

I encourage you to read the attached Information Statement, which contains information about TRPI, TRPHK and the New Sub-Subadvisory Agreements.

Sincerely,

/s/ Daniel E. Needham
Daniel E. Needham
Trustee, President and Principal Executive Officer, Morningstar Funds Trust

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

INFORMATION STATEMENT

June 10, 2025

This Information Statement is being furnished on behalf of Morningstar Funds Trust (the “Trust”) to inform shareholders about a recent change involving the investment management of the Morningstar International Equity Fund (the “Fund”).

On March 12, 2025, in connection with the annual consideration of the renewal of the Trust’s advisory and subadvisory agreements by the Trust’s Board of Trustees (the “Board”), the Board, after consideration and evaluation of various factors and information, approved the continuation of the existing subadvisory agreement among T. Rowe Price Associates, Inc. (“T. Rowe”), Morningstar Investment Management LLC (“MIM”) and the Trust, on behalf of the Fund, as well as the existing sub-subadvisory agreements between T. Rowe and its affiliate T. Rowe Price Singapore Private Ltd (“TRPS”). In addition, after consideration and evaluation of various factors and information including information provided by T. Rowe regarding the need for the sub-sub-advisory agreements including in light of personnel changes, the Board also approved the terms of a new sub-subadvisory agreement between T. Rowe and its affiliate T. Rowe Price International Ltd (“TRPI”), dated April 1, 2025, (the “TRPI Sub-Subadvisory Agreement”) and a new sub-subadvisory agreement between T. Rowe and its affiliate T. Rowe Price Hong Kong Limited (“TRPHK”), dated April 1. 2025, (the “TRPHK Sub-Subadvisory Agreement,” and together with the TRPI Sub-Subadvisory Agreement, the “New Sub-Subadvisory Agreements”). TRPI and TRPHK commenced serving as sub-subadvisers to the Fund effective April 1, 2025.

TRPI is a limited company organized under the laws of the United Kingdom. TRPHK is a limited company organized under the laws of Hong Kong. TRPI and TRPHK are each registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). TRPHK and TRPS are wholly owned subsidiaries of TRPI, which, in turn, is a wholly owned subsidiary of T. Rowe.

In addition to T. Rowe (along with its affiliates, TRPS, TRPI and TRPHK), Harding Loevner LP, Harris Associates LP, and Lazard Asset Management LLC are and continue to serve as subadvisers to the Fund.

The Subadvisory Agreement was approved by the Board upon the recommendation of MIM, without shareholder approval, as is permitted by the exemptive orders issued by the SEC on August 15, 2017 and August 1, 2023 (collectively, the “Exemptive Order”).

A Notice of Internet Availability of this Information Statement is being mailed on or about June 10, 2025 to shareholders of record of the Fund as of May 21, 2025. Only one Notice of Internet Availability and one Information Statement is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. If multiple security holders sharing an address are receiving multiple Notices of Internet Availability and Information Statements, however, they may request that a single copy of each be mailed by contacting the Trust at the address, phone number or email address listed below.

This Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2025. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. The Fund will pay the costs associated with preparing and distributing this Information Statement to the Fund’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MIM is the investment adviser for each series of the Trust, including the Fund. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as an investment adviser (including as a subadviser) of the mutual fund. The Trust and MIM have obtained the Exemptive Order from the SEC, which permits MIM, subject to certain conditions and approval by the Board, to select new subadvisers, change the terms of agreements with existing subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders. Under the Exemptive Order, MIM acts as a manager of managers for the Fund, responsible for allocating the Fund’s assets to one or more subadvisers, overseeing the provision of portfolio management services to the Fund by the subadvisers, and recommending hiring or changing subadvisers to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or MIM (the “Independent Trustees”), authorized MIM to appoint TRPI and TRPHK each as an additional sub-subadviser to the Fund and approved the New Sub-Subadvisory Agreements.

The Trust and MIM must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within (90) ninety days of entering into a subadvisory agreement, the affected fund will notify its shareholders of the changes. This Information Statement provides such notice of the changes and offers details regarding TRPI and TRPHK and the New Sub-Subadvisory Agreements.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Adviser

MIM, located at 22 W. Washington Street, Chicago, IL 60602, serves as investment adviser to the Fund. MIM is registered as an investment adviser with the SEC under the Advisers Act.

MIM provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement between the Trust and MIM dated April 30, 2018 (the “Advisory Agreement”). As the Fund’s investment adviser, MIM has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and subject to review and approval by the Board, sets the Fund’s overall investment strategies. MIM is also responsible for the oversight and evaluation of the Fund’s subadvisers. MIM is responsible for hiring, terminating, and replacing subadvisers, subject to the Board’s approval. Before hiring a subadviser, MIM performs due diligence on the subadviser, including, but not limited to, quantitative and qualitative analysis of the subadviser’s investment process, risk management and historical performance. MIM is responsible for establishing the target allocation of the Fund’s assets to each subadviser and may adjust the target allocations at its discretion. MIM is also responsible for periodically reallocating the portfolio among the subadvisers, and other investments the timing and degree of which will be determined by MIM.

For providing these services to the Fund, the Trust pays MIM an advisory fee at the annual rate of 0.83% of the Fund’s average daily net assets.

MIM has contractually agreed, through at least August 31, 2025, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”)) to ensure that the Fund’s Institutional shares’ Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, acquired fund fees and expenses (“AFFE”), short sale dividend and interest expenses, litigation expenses, and extraordinary expenses) do not exceed 0.99% (the “Expense Limitation Agreement”). It is important to note that as a result of the exclusion of the above-listed expenses from the expense limitation calculation, the Fund’s Total Annual Fund Operating Expenses may in certain circumstances be higher than 0.99% including as a result of AFFE borne by the Fund.

Prior to August 31, 2025, the Expense Limitation Agreement described above may be terminated only upon mutual agreement between the Trust (which would require the approval of the Board) and MIM, or automatically upon the termination of the Advisory Agreement.

For the fiscal year ended April 30, 2025, pursuant to the Expense Limitation Agreement described above, MIM waived a portion of its investment advisory fees and/or made payments to limit Fund expenses. After giving effect to the Expense Limitation Agreements, for the fiscal period ended April 30, 2025, the Fund paid MIM advisory fees equal to $6,279,053.

The following Trustee and officer of the Trust are also officers and/or employees of MIM or its affiliates:

•

Daniel E. Needham serves as Trustee and President and Principal Executive Officer of the Trust and as President of Morningstar Inc.’s (“Morningstar”) Wealth Management Solutions group; and as Co-President of Morningstar Investment Management LLC and Morningstar Investment Services, LLC; and

•	D. Scott Schilling serves as Chief Compliance Officer (“CCO”), Anti-Money Laundering (“AML”) Compliance Officer, and Secretary of the Trust.

The address of these individuals is 22 W. Washington Street, Chicago, Illinois 60602.

T. Rowe Price International LTD (“TRPI”)

TRPI is a limited company organized under the laws of the United Kingdom. It is registered with the SEC as an investment adviser under the Advisers Act.

TRPI is a wholly owned subsidiary of T. Rowe, which is located at 1307 Point Street, Baltimore, Maryland 21231. T. Rowe is, and continues to be, a subadviser to the Fund, while TRPI is, and continues to be, a sub-subadviser to the Fund.

TRPI is not an affiliated person of the Trust or MIM and will discharge its responsibilities subject to the oversight of T. Rowe and MIM. TRPI will be compensated out of the fees MIM receives from the Fund and pays to T. Rowe in accordance with a subadvisory agreement between the Trust, MIM and T. Rowe pursuant to which T. Rowe has served as a subadviser to the Fund since its inception in 2018 (the “T. Rowe Subadvisory Agreement”). There will be no increase in the advisory fees paid by the Fund to MIM because of the approval of the TRPI Sub-Subadvisory Agreement.

TRPI does not serve as an investment subadviser to any other U.S. 1940 Act funds with investment objectives similar to that of the Fund.

The name and principal occupation of the principal executive officers and directors of TRPI are listed below. The address of each principal executive officer, as it relates to the person’s position with TRPI is either Warwick Court 5 Paternoster Square London, England EC4M 7DX or 1301 Point Street, Baltimore, Maryland, 21231.

Name	Position(s) with TRPI
Scott E Keller	Director/Chairman of the Board/Chief Executive Board/President
Emma Hilary Beal	Director/Assistant Secretary
Arif Husain	Director
Denise Elisabeth Thomas	Director
Louise Johnson	Chief Compliance Officer
David Oestreicher	Secretary

No officer or Trustee of the Trust is an officer, employee, director, general partner, or shareholder of TRPI. In addition, since the beginning of the Trust’s most recently completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which TRPI, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of the Trust’s most recently completed fiscal year, none of the Trustees purchased or sold securities of TRPI or its parents or subsidiaries.

T. Rowe Price Hong Kong Limited (“TRPHK”)

TRPHK is a limited company organized under the laws of Hong Kong. It is registered with the SEC as an investment adviser under the Advisers Act.

TRPHK is a wholly owned subsidiary of TRPI, which is located at 6/F Chater House, 8 Connaught Place, Central, Hong Kong and is a wholly owned subsidiary of T. Rowe located at 1307 Point Street, Baltimore, Maryland 21231. T. Rowe is, and continues to be, a subadviser to the Fund, while TRPHK is, and continues to be, a sub-subadviser to the Fund.

TRPHK is not an affiliated person of MIM and will discharge its responsibilities subject to the oversight of T. Rowe and MIM. TRPHK will be compensated out of the fees MIM receives from the Fund and pays to T. Rowe in accordance with the T. Rowe Subadvisory Agreement. There will be no increase in the advisory fees paid by the Fund to MIM because of the approval of the TRPHK Sub-Subadvisory Agreement.

The name and principal occupation of the principal executive officers and directors of TRPHK are listed below. The address of each principal executive officer, as it relates to the person’s position with TRPHK is either 6/F Chater House, 8 Connaught Place, Central, Hong Kong or 1307 Point Street, Baltimore, Maryland, 21231.

Name	Position(s) with TRPHK
Chit George Chow	Director/Responsible Officer
Elsie Oi Sze Chan	Director/Responsible Officer
Justin Thomson	Director
Ernest Szehang Yeung	Director/Responsible Officer
Christine To	Director/Responsible Officer
Riki Chao	Chief Compliance Officer
Carolyn Hoi Che Chu	Responsible Officer
Clen Tien Soon Lee	Responsible Officer

No officer or Trustee of the Trust is an officer, employee, director, general partner, or shareholder of TRPHK. In addition, since the beginning of the Trust’s most recently completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which TRPHK, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of the Trust’s most recently completed fiscal year, none of the Trustees purchased or sold securities of TRPHK or its parents or subsidiaries.

With the addition of TRPI and TRPHK as sub-subadvisers to the Fund, the following T. Rowe portfolio managers will be primarily responsible for the day-to-day management of T. Rowe’s allocated portion of the Fund’s portfolio:

Eric Moffett — Eric Moffett is a vice president and portfolio manager. He joined the firm in 2007 and his investment experience dates from 2000. Moffett earned an A.B., magna cum laude, in economics from Princeton University and an M.B.A. from Harvard Business School. Moffett has served as a portfolio manager for the Fund since April 2021.

Seun Oyegunle — Seun Oyegunle is a vice president and portfolio manager. He joined the firm in 2013 and his investment experience dates from 2009. Oyegunle earned an M.B.A. in finance from the University of Pennsylvania, The Wharton School, and a B.Sc. in chemical engineering from the University of Lagos. Oyegunle has served as a portfolio manager for the Fund since April 2025.

Wenli Zheng — Wenli Zheng is a vice president and portfolio manager. He joined the firm in 2008 and his investment experience dates from 2008. Zheng earned an M.B.A. from the University of Chicago, Booth School of Business, and a dual B.A. in engineering and economics from South China University of Technology. Zheng has served as a portfolio manager for the Fund since April 2025.

The New Sub-Subadvisory Agreements

As a result of information provided by T. Rowe regarding the need for the sub-sub-advisory agreements (including in light of personnel changes), the New Sub-Subadvisory Agreements were approved by the Board at its meeting on March 12, 2025 (the “March Meeting”), which was called for the purpose, among others, of approving the New Sub-Subadvisory Agreements for a term of no more than two years. After the initial term, continuance of the New Sub-Subadvisory Agreements will require the annual approval of the Board, including a majority of the Independent Trustees. The New Sub-Subadvisory Agreements provide that they will terminate automatically in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Advisory Agreement or the T. Rowe Subadvisory Agreement, except as otherwise provided by applicable law or the Exemptive Order.

Under the terms of the T. Rowe Subadvisory Agreement, T. Rowe makes investment decisions for the portion of the assets of the Fund allocated to it by MIM (the “T. Rowe Segment”). T. Rowe, subject to the oversight of MIM and the Board, is responsible for, among other things: (i) conducting a continuous program of investment, evaluation, and, if appropriate, sale and reinvestment of the T. Rowe Segment’s assets; (ii) making investment decisions; (iii) placing orders for the investment and reinvestment of the T Rowe Segment’s assets, subject to the stated investment policies and restrictions of the Fund as set forth in its prospectus and statement of additional information, as supplemented or amended from time to time, and subject to the directions of MIM and the Board, and (iv) in its discretion, utilizing the services of its affiliates TRPI, TRPHK and/or TRPS pursuant to a separate agreement between each of those parties.

The T. Rowe Subadvisory Agreement also provides that T. Rowe is responsible for expenses related to it and its affiliates’ activities, including those of TRPI and TRPHK. Neither T. Rowe nor TRPI and/or TRPHK is responsible for the expenses of the Trust, the Fund and MIM, including, but not limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith; expenses of holding or carrying the T. Rowe Segment’s assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the T. Rowe Segment’s assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of T. Rowe or TRPI and/or TRPHK); expenses for legal, accounting, and auditing services rendered to the Trust or the Fund; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates, and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents, and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of the Independent Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses of the Trust or the Fund.

The New Sub-Subadvisory Agreements provide for TRPI and TRPHK to be compensated from the fees that MIM receives from the Fund based on the average daily net assets of the Fund that are allocated to T. Rowe. The T. Rowe Subadvisory Agreement permits T. Rowe to delegate certain investment activities to TRPI and/or TRPHK subject to T. Rowe’s oversight and direction. T. Rowe will pay all compensation earned by TRPI and TRPHK.

The TRPHK Sub-Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) on at least 60 days’ prior written notice to TRPHK. The TRPHK Sub-Subadvisory Agreement may also be terminated by T. Rowe: (i) on at least 60 days’ prior written notice to TRPHK without the payment of penalty; (ii) upon material breach by TRPHK of any of the representations and warranties set forth in Paragraph 11 of the TRPHK Sub-Subadvisory Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if TRPHK becomes unable to discharge its duties and obligations under the TRPHK Sub-Subadvisory Agreement. TRPHK may terminate the TRPHK Sub-Subadvisory Agreement at any time, without the payment of penalty, on at least 60 days’ prior notice to T. Rowe and the Fund. The TRPHK Sub-Subadvisory Agreement shall terminate automatically in the event of its assignment or upon termination of the T. Rowe Subadvisory Agreement or the Advisory Agreement.

The TRPI Sub-Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board on at least 60 days’ prior written notice to TRPI. The TRPI Sub-Subadvisory Agreement may also be terminated by T. Rowe: (i) on at least 120 days’ prior written notice to TRPI without the payment of penalty; (ii) upon material breach by TRPI of any of the representations and warranties set forth in Paragraph 11 of the TRPI Sub-Subadvisory Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if TRPI becomes unable to discharge its duties and obligations under the TRPI Sub-Subadvisory Agreement. TRPI may terminate the TRPI Sub-Subadvisory Agreement at any time, without the payment of penalty, on at least 60 days’ prior notice to T. Rowe and the Fund. The TRPI Sub-Subadvisory Agreement shall terminate automatically in the event of its assignment or upon termination of the T. Rowe Subadvisory Agreement or the Advisory Agreement.

MIM’s Recommendation and the Board’s Consideration

At its March Meeting, the Board considered the proposed New Sub-Subadvisory Agreements in connection with the Board’s annual consideration of the renewal of the Trust’s advisory and sub-advisory agreements, which included the continuation of the existing subadvisory agreement among MIM, the Trust and T. Rowe on behalf of the Fund, as well as the existing sub-subadvisory agreement between T. Rowe and its affiliate TRPS on behalf of the Fund.

As a result of information provided by T. Rowe regarding the need for the sub-sub-advisory agreements (including in light of personnel changes), MIM recommended that TRPI and TRPHK both be approved as new sub-subadvisers to the Fund as it believes TRPI and TRPHK are both suited to assist T. Rowe in managing its strategy for the Fund that will help the Fund meet its overall investment objective. Prior to approving the New Sub-Subadvisory Agreements, the Board considered materials related to the New Sub-Subadvisory Agreements. Among the topics addressed by these materials were:

•	The services TRPI and TRPHK would provide to the Fund.

•	The investment approach for the Fund and whether this investment approach was being followed by MIM and each subadviser to the Fund, including T. Rowe and its affiliates.

•	The due diligence conducted on TRPI and TRPHK by MIM, and MIM’s reasons for recommending the approval of TRPI and TRPHK as sub-subadvisers and the New Sub-Subadvisory Agreements.

•	The due diligence conducted by the Trust’s CCO with regard to compliance programs and capabilities of MIM and each subadviser to the Fund, including T. Rowe and its affiliates.

•	The services that the custodian, fund administrator, transfer agent and distributor provided and would provide to the Fund.

•	The fees paid and to be paid to service providers to the Fund, including MIM and each subadviser to the Fund, including T. Rowe.

•	The expense ratio for the Fund, reflecting both the fees paid and to be paid to service providers and expenses incurred and to be incurred directly by the Fund.

•	Expense limitation arrangements, to be achieved by fee waivers and expense reimbursements by MIM.

Throughout the approval process, the Independent Trustees received assistance from independent counsel. The Independent Trustees met separately with independent counsel.

Factors Considered

In making their determination, the Board considered multiple factors. The Board did not quantify or assign relative weights to the factors. Each member of the Board may have assigned different weights to the factors.

The factors considered included:

•	The form of the proposed Sub-Subadvisory Agreement.

•	The Fund’s investment performance and the performance of MIM and T. Rowe in achieving this performance.

•	Whether the Fund had operated in accordance with its investment objective.

•	The fairness of the compensation under the Fund’s Advisory Agreement and subadvisory agreements.

•	The expense ratio to be borne by shareholders, considering the combined effect of the pricing structure of the Fund and existing fee waivers and expense reimbursements.

•	MIM’s investment principles.

•	The nature, extent and quality of services that T. Rowe and its affiliates, including TRPI and TRPHK, have provided and would be expected to provide, respectively, to the Fund.

•

The background, experience, personnel, operations, technology, policies, procedures and compliance functions of T. Rowe and its affiliates, including TRPI and TRPHK, including their experience as managers of other funds and accounts, their investment management approaches and resources, their financial condition and their reputation in the industry.

•

The compatibility of the operations, policies, procedures and compliance functions of T. Rowe and its affiliates, including TRPI and TRPHK, with those of MIM and other proposed service providers to the Fund.

•

The CCO’s review of the compliance programs and capabilities of T. Rowe and its affiliates, including TRPI and TRPHK, including the policies and procedures in place to address potential conflicts of interest.

•	MIM’s risk management program, especially those aspects of the program related to selecting and overseeing the subadvisers to the Fund.

•	The use of derivatives and other complex instruments to carry out the Fund’s investment goals.

•	The risk management program of T. Rowe and its affiliates, including TRPI and TRPHK.

•	Profitability matters and economies of scale.

The following discussion reviews some of the primary components of the Board’s decision to approve the New Sub-Subadvisory Agreements. This discussion is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.

Services Provided

The Board took note of the responsibilities that T. Rowe has with respect to the portion of the Fund’s assets allocated by Morningstar to T. Rowe and its affiliates, including responsibilities that would be assigned to TRPI and TRPHK. These responsibilities include implementing the investment strategies for their respective portion of the Fund’s assets and ensuring compliance with the investment policies and limitations. The Board reviewed the portfolio management team assigned to the Fund by T. Rowe and considered the team’s past performance and skills, along with overall staffing levels.

Based on their review, the Board was satisfied with the nature, extent and quality of services to be provided by T. Rowe and its affiliates, including TRPI and TRPHK, to the Fund and its shareholders. The Board was confident in the abilities of TRPI and TRPHK at the direction of T. Rowe to implement the Fund’s investment strategy and to provide quality services to the Fund and its shareholders.

Investment Performance

Fund performance was also very important to the Board. In evaluating performance, the Board looked at the Fund’s performance relative to other funds with the same investment objective, its performance relative to its index benchmark, and its risk-adjusted performance.

The Costs of the Services and Fund Expenses

The Board considered the cost of the services provided and to be provided and the profits or losses realized by MIM and each subadviser from a relationship with the Fund. The Board reviewed the New Sub-Subadvisory Agreements, which provides that T. Rowe is responsible for costs related to TRPI and TRPHK and that TRPI and TRPHK are each compensated from the fees that MIM receives from the Fund based on the average daily net assets of the Fund that are allocated to T. Rowe. The Board noted that the subadvisory fees are paid to T. Rowe by MIM and are not additional fees borne by the Fund. These fees were the product of arms-length negotiations between MIM and each T. Rowe.

The Board determined that the fee structure was fair and reasonable given that TRPI and TRPHK will each be compensated from the fees T. Rowe receives from MIM, that these fees were the product of arms-length negotiations between MIM and T. Rowe, and that the Fund will not incur additional sub-advisory fees as a result of TRPI and TRPHK’s services to the Fund. As a result, the costs of the services of both TRPI and TRPHK from their relationships with the Fund were not a material factor in the Board’s consideration of the New Sub-Subadvisory Agreements.

The Board also considered other actual and potential benefits (often called “fall-out benefits”) that accrue to MIM and each of the subadvisers, including T. Rowe and its affiliates, from managing the Fund.

Economies of Scale

The Board considered economies of scale that may be realized by T. Rowe as the Fund grows larger and the extent to which these economies would be shared with the Fund’s shareholders. The Board noted that MIM had implemented an expense limitation arrangement which has been and will continue to be re-evaluated periodically. The Board concluded that economies of scale were not a significant factor with regard to the Fund’s management fee at this time given the limited operating history of the Fund and that the expense limitation is in effect.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Board—including a majority of the Independent Trustees with the assistance of independent counsel— approved the continuation of the Fund’s existing advisory and subadvisory agreements as well as the New Sub-Subadvisory Agreements, and concluded that the Fund’s advisory and subadvisory fee structure was fair and reasonable.

GENERAL INFORMATION

Administrative and Accounting Services

The Northern Trust Company, located at 333 South Wabash Avenue, Chicago, Illinois 60604, serves as the Trust’s administrator and provides administrative and accounting services necessary for the operation of the Fund, including assistance in the preparation of financial reports to shareholders; reporting Fund performance; support with respect to routine regulatory examinations of the Fund; assistance in preparing Fund expense projections and establishing accruals; arranging for the computation of data, including daily calculation of net asset value; preparation for signature by an officer of the Trust certain documents required to be filed for compliance by the Trust with applicable laws and regulations, including those of the SEC; preparation of tax returns; certain accounting, clerical and bookkeeping services; arranging for the maintenance of books and records of the Trust; and providing, at its own expense, office facilities, equipment, and personnel necessary to carry out its duties.

Principal Distribution Arrangements

Foreside Fund Services, LLC (“Foreside”), located at Three Canal Plaza, Suite 100, Portland, Maine 04101, acts as principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between Foreside and the Trust, on behalf of the Fund, Foreside acts as the Trust’s principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Fund’s shares. Foreside is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.

Payments to Affiliated Brokers

For the fiscal year ended April 30, 2025, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of May 21, 2025, the Morningstar International Equity Fund had 86,344,339.670 outstanding shares, and net assets of $955,224,364. The owners of more than 5% of the outstanding shares of the Fund as of May 21, 2025 are listed below:

Name and Address	Shares	Percentage of Outstanding Shares Owned	Type of Ownership
National Financial Services LLC FTEB of our Customers 499 Washington Blvd Jersey City, NJ 07310	48,332,271.45	55.98%	Record

Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	18,553,394.40	21.49%	Record

LPL Financial FBO Customers Accounts P.O. Box 509046 Attn: Mutual Fund Operations San Diego, CA 92150	8,860,789.92	10.26%	Record

Charles Schwab & Co. Inc. Special Custody A/C FBO Customers 211 Main Street Attn: Mutual Funds San Francisco, CA 94105	8,747,551.18	10.13%	Record

ANNUAL/SEMIANNUAL REPORTS AND FINANCIAL STATEMENTS

Additional information about the Fund’s investments is available in the Fund’s annual and semiannual reports to shareholders and in Form N-CSR filed with the SEC. The Fund’s annual report contains a discussion of market conditions and investment strategies that significantly affected the Fund’s performance during the Fund’s prior fiscal year. In Form N-CSR, you will find the Fund’s annual and semiannual financial statements. You can obtain free copies of the Fund’s annual and semiannual reports to shareholders, request other information, such as Fund financial statements, and discuss your questions about the Fund by contacting the Fund at 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. Only one shareholder report will be delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. Security holders who wish to receive separate copies of notices in the future, and security holders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should contact the Fund at the address, phone number, or e-mail listed above.